(LETTERHEAD OF ARSEMENT, REDD & MORELLA, L.L.C.
                         CERTIFIED PUBLIC ACCOUNTANTS)



September 3, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549


Ladies and Gentlemen:

                              Aviation Group, Inc.

We have read Item 4 of Aviation Group, Inc.'s Form 8-K first dated August 19, 1997 and are in agreement with the statements contained therein insofar as they pertain to our Firm.


Very truly yours,

/s/Arsement, Redd & Morella, L.L.C.

Arsement, Redd & Morella, L.L.C.


                                 Terrace Centre
                 701 Robley Dr., Suite 200, Lafayette, LA 70503
                    P.O. Box 31976, Lafayette, LA 70593-1976

                      (318) 984-7010 or Fax (318) 981-6001